Exhibit 99.1

Ballantyne Strong Acquires Digital Ignition Building

Charlotte, NC – February 3, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced that it has acquired the land and building at 190 Bluegrass Valley Parkway, in Alpharetta, Georgia, home to its Digital Ignition technology incubator.

The 43,000+ square foot building and 11+ acres of land is located approximately 15 minutes north of Atlanta, in the heart of the Georgia 400 Technology Corridor. Alpharetta is growing rapidly, attracting new technology companies, and expanding retail, office and residential development, including the luxury Halcyon complex less than half a mile from Digital Ignition. A new access road currently under construction will connect Highway 400 and McFarland Parkway, which will increase visibility and improve commuter access to the property.

“We are excited to have the opportunity to strategically acquire the real estate that houses our growing Digital Ignition technology incubator,” commented Mark Roberson, Chief Executive Officer of Ballantyne Strong. “Alpharetta is a vibrant area, and the building’s location close to Highway 400 as well as its proximity to the Halcyon development make it appealing to existing and potential tenants. We project that this acquisition will also serve to reduce our operating expenses and provide potential appreciation. We look forward to continuing to expand our presence in Alpharetta and supporting the greater Atlanta entrepreneurial community.”

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred stake along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 9% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), which has recently completed an investment in a sawmill and related assets, and a 25% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

About Digital Ignition

Digital Ignition, one of the fastest growing technology incubators in the state of Georgia, serves as a business launching pad for 40 rapidly growing companies in the region. Located in Alpharetta, Georgia (often referred to as the fintech capital of the world), Digital Ignition’s 43,000 sq. ft. facility offers flexible and oversized co-working spaces, unique access to Georgia Tech’s ATDC best-in-class incubator services, and community-focused accelerator services that match member companies with area businesses looking to innovate.

Digital Ignition also serves as the official incubator of Forward Forsyth (a partnership between the local chamber and the development authority dedicated to driving economic growth to the region). It also serves as a community partner to the American Red Cross and was home of Georgia Department of Transportation’s first hack-a-thon to support their innovative smart city and traffic light technology efforts.

For more information or to schedule a tour, please visit www.digitalignition.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” All statements, other than statements of historical facts, are forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Such forward-looking statements are based on management’s current expectations, but actual results may differ materially due to various factors, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in Ballantyne Strong, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s subsequent filings with the Securities and Exchange Commission, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company, the Company’s portfolio companies, Digital Ignition and the companies working within the Digital Ignition technology incubator; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com